Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

October 16, 2008

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

In re:

Technology Resources, Inc.

File #:

333-1176231, 000-52254

CIK#

0001176231

FEI #:

59-3364116

Ladies and Gentlemen:

We have read the statements by Technology Resources, Inc. included under Item 4.01 of its Report on Form 8-K dated October 16th, 2008, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Technology Resources, Inc. (CIK # 000-1176231) and Randall N. Drake, CPA PA has ceased.

Very truly yours,

/s/ Randall N. Drake, CPA PA

Randall N. Drake, CPA, PA